Exhibit 4.1

MTR GAMING GROUP, INC.
as Issuer

THE GUARANTORS NAMED HEREIN

12.625% Senior Secured Notes
due July 15, 2014

Indenture

Dated as of August 12, 2009

Wilmington Trust FSB

as Trustee

and

Collateral Agent

i

EXHIBIT A	FORM OF NOTE	A-1
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER	B-1
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE	C-1
EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR	D-1

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)	7.6, 10.11
(c)	7.6
(d)	N.A.
314(a)	4.7, 4.8, 12.2
(b)	10.11
(c)	12.4
(d)	10.11
(e)	12.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5
(c)	7.1(a)
(d)	7.1(c)
(e)	6.13
316(a)(1)	6.11, 6.12
(a)(2)	N.A.
(b)	6.8
(c)	2.12
317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
318(a)	12.1
(b)	N.A.
(c)	12.1

N.A. means not applicable

* This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of August 12, 2009, by and among MTR Gaming Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and Wilmington Trust FSB, as trustee (the “Trustee”) and as collateral agent, (the “Collateral Agent”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company’s 12.625% Senior Secured Notes due 2014:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                                                     DEFINITIONS

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Acceleration Notice” shall have the meaning specified in Section 6.2.

“Acquired Indebtedness” means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

“Acquisition” means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

“Additional Notes” means additional Notes having identical terms and conditions to the Notes issued on the Issue Date that may be issued pursuant to this Indenture after the Issue Date, other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.  Notwithstanding the foregoing, “Affiliate” shall not include Wholly Owned Subsidiaries.

“Affiliate Transaction” shall have the meaning specified in Section 4.10.

“Agent” means any Registrar, Paying Agent, co-Registrar or Collateral Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Asset Sale” shall have the meaning specified in Section 4.13.

“Asset Sale Offer” shall have the meaning specified in Section 4.13.

“Asset Sale Offer Amount” shall have the meaning specified in Section 4.13.

“Asset Sale Offer Period” shall have the meaning specified in Section 4.13.

“Asset Sale Offer Price” shall have the meaning specified in Section 4.13.

“Attributable Indebtedness” in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authentication Order” shall have the meaning specified in Section 2.2.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Bankruptcy Code” means Title 11, United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not otherwise applicable.

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker dealer as a result of market-making or other trading activities.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

“Cash” or “cash” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

“Cash Equivalent” means:

(a)           securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof);

(b)           time deposits, certificates of deposit, bankers’ acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000;

(c)           commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s;

(d)           repurchase obligations with a term of not more than seven days for• underlying securities of the types described in (a) and (b) above entered into with any financial institution meeting the qualifications specified in (b) above; or

(e)           money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (a) through (d) of this definition;

and in the case of each of (a), (b), and (c) maturing within one year after the date of acquisition.

“Change of Control” means:

(a)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person other than a Principal or a Related Party of a Principal;

(b)           any Person other than a Principal or a Related Party of a Principal becomes the Beneficial Owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of the Company;

(c)           the Continuing Directors cease for any reason to constitute a majority of the Company’s Board of Directors then in office;

(d)           the Company adopts a plan of liquidation; or

(e)           the Company consolidates with, or merges with or into, any Person other than a Principal or a Related Party of a Principal, or any Person other than a Principal or a Related Party of a Principal consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Equity Interests of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Equity Interests of the Company outstanding immediately prior to such transaction constitute or are converted into or exchanged for a majority of the outstanding shares of the Voting Equity Interests of such surviving or transferee Person (immediately after giving effect to such transaction).

“Change of Control Offer” shall have the meaning specified in Section 4.14.

“Change of Control Offer Period” shall have the meaning specified in Section 4.14.

“Change of Control Purchase Date” shall have the meaning specified in Section 4.14.

“Change of Control Purchase Price” shall have the meaning specified in Section 4.14.

“Clearstream” means Clearstream Banking S.A., or its successors, as operators of the Clearstream system.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all properties and assets at any time owned or acquired by the Company or any Guarantor, except:

(1)                                  Excluded Assets;

(2)                                  any properties and assets in which the Collateral Agent is required to release its Liens pursuant to Section 10.4;

(3)                                  any properties and assets that no longer secure any Note Obligations pursuant to Section 10.5; and

any properties or assets that no longer secure the Secured Obligations pursuant to Section 5.1 of the Intercreditor Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

“consolidated” means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that “consolidated” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

“Consolidated Coverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

(a)           acquisitions and dispositions of assets, or of any company, division, operating unit, segment or group of related assets, which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

(b)           transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

(c)           the incurrence or discharge of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) shall be assumed to have occurred on the first day of the Reference Period;

(d)           the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided that if such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used;

(e)           any Person that is a Subsidiary on the Transaction Date will be deemed to have been a Subsidiary at all times during the Reference Period; and

(f)            any Person that is not a Subsidiary on the Transaction Date will be deemed not to have been a Subsidiary at any time during such Reference Period.

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

(a)           consolidated income tax expense; plus

(b)           consolidated depreciation and amortization expense; plus

(c)           consolidated Fixed Charges; plus

(d)           all other non-cash charges that were deducted in determining Consolidated Net Income for such period, (i) including, but not limited to, charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries, and consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets,” but (ii) excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable; plus

(e)           reasonable legal, accounting, financing, consulting, advisory and other out-of-pocket fees and expenses incurred in connection with debt financings, equity financings, acquisitions, recapitalizations, Investments, restructurings and/or divestitures (including, without limitation, the offering of the Notes) permitted pursuant to the Indenture whether or not such transactions are consummated; plus

(f)            the amount of any non-recurring non-cash restructuring charges or reserves plus up to an aggregate of $10,000,000 of other non-recurring restructuring charges or reserves incurred since the Issue Date; plus

(g)           pre-opening expenses, calculated and classified as such in accordance with GAAP, incurred in connection with the opening of new facilities; plus

(h)           up to $3,000,000 of charges incurred since the Issue Date in connection with the promotion of the gaming or racing industry, less

(i)            non-cash items that were added back in determining Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

“Consolidated Fixed Charges” of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a)           interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

(b)           the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of the Company to the Company or to the Company’s Wholly Owned Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any specified Person for any period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a)           all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

(b)           the net income or loss of any specified Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such specified Person or a Consolidated Subsidiary of such specified Person during such period, but in any case not in excess of such specified Person’s pro rata share of such specified Person’s net income for such period,

(c)           the net income, if positive, of any of such specified Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary,

(d)           the cumulative effect of a change in accounting principles,

(e)           non-cash gains and losses attributable to movement in the mark-to-market valuation of Interest Swap and Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133,

(f)            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights,

(g)           any net after-tax gains or losses attributable to the early extinguishment or conversion of Indebtedness, and

(h)           net income or losses from discontinued operations.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of total consolidated secured Indebtedness of the Company and its Subsidiaries as of such date to the Consolidated EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments as are consistent with the adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries less all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person and computed in accordance with GAAP.

“Continuing Directors” means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

“contractually subordinate” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.

“Core Gaming Assets” means (a) all or substantially all of the property and assets associated with the Company’s operations (excluding Non-Core Land) at (i) Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; (ii) Presque Isle Downs & Casino in Erie, Pennsylvania; and (iii) Scioto Downs in Columbus, Ohio, and (b) the Equity Interests of any subsidiary that, directly or indirectly, owns or controls any of the property, assets or operations referred to in clauses (a)(i) through (a)(iii) of this definition.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is specified in Section 12.2, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company), in either case which shall be located in the Borough of Manhattan, The City of New York.

“Covenant Defeasance” shall have the meaning specified in Section 8.3.

“Credit Agreement” means (a) that certain Fifth Amended and Restated Credit Agreement dated as of September 22, 2006 by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as agent bank, swingline lender and letter of credit issuer, and the lenders referenced therein, or (b) any other credit agreement entered into by the Company, including any related notes, guarantees and collateral documents executed in connection therewith, as such credit agreement, related note, guarantee and/or collateral document has been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

(a)           extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(b)           adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(c)           increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.11 or Section 4.16; or

(d)           otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt Incurrence Ratio” shall have the meaning specified in Section 4.11.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” shall have the meaning specified in Section 2.12.

“Definitive Notes” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6, in the form of Exhibit A hereto except that such Note shall not include the Global Note Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Disqualified Capital Stock” means with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes; provided that any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control, Asset Sale or Event of Loss shall not constitute Disqualified Capital Stock if the terms of such Capital Stock (and all such securities into which it is convertible, exercisable or exchangeable) provide that the Company may not repurchase or redeem such Capital Stock (and all such securities into which it is convertible, exercisable or exchangeable) pursuant to such provisions prior to compliance by the Company pursuant to Section 4.13 or Section 4.14.

“DTC” shall have the meaning specified in Section 2.3.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., or its successors, as operators of the Euroclear system.

“Event of Default” shall have the meaning specified in Section 6.1.

“Event of Loss” means, with respect to any property or asset, (a) any loss, destruction or damage of such property or asset, (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (c) any settlement in lieu of clause (b) above.

“Excess Proceeds” shall have the meaning specified in Section 4.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means 12.625% Senior Secured Notes due 2014 of the Company, including the guarantees endorsed thereon, identical in all respects to the Senior Secured Notes and the Guarantees, except for references to series and restrictive legends, issued pursuant to an Exchange Offer.

“Exchange Offer” means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Senior Secured Notes.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means each of the following;

(1)                                  any property or asset, including Gaming Licenses and Gaming Equipment, but only to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law, rule or regulation or requires any consent of any governmental authority or Gaming Authority not obtained pursuant to applicable law, rule or regulation; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(2)                                  any lease, license, contract or agreement to which the Company or any Guarantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any applicable law, rule or regulation, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Security Documents pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral will include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, will attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (2) shall not include any products or proceeds of any such lease, license, contract or agreement;

(3)                                  any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(4)                                  assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Obligations;

(5)                                  all “securities” of any of the Company’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act);

(6)                                  Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;

(7)                                  any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(8)                                  any Non-Core Land; and

(9)                                  all cash (except to the extent constituting proceeds from Collateral) and deposit accounts, including monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq.

“Exempted Affiliate Transaction” means (a) customary employee and non-executive director compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company and customary indemnity arrangements for directors and officers, (b) transactions permitted under Section 4.3, (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, in each case, that are Guarantors, and (d) the issuance and sale of Capital Stock to Affiliates and the granting of registration rights with respect thereto.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

“Fair Market Value” means, solely for purposes of the covenant described under Section 4.13, with respect to an Asset Sale of Non-core Land, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“FF&E Financing” means Purchase Money Indebtedness and Capital Lease Obligations, the proceeds of which are used solely by the Company and its Subsidiaries to acquire or lease,

respectively, furniture, fixtures and equipment (including Gaming Equipment) in the ordinary course of business for use in Gaming Facilities.

“Future Gaming Facility” means (i) any Gaming Facility owned or operated, or to be owned or operated, by the Company or its Subsidiaries after the Issue Date but which is not owned or operated by the Company or its Subsidiaries on the Issue Date and (ii) gaming operations initially conducted following the Issue Date at a Gaming Facility owned or operated by the Company as a result of the approval of additional permitted gaming activities by the applicable Gaming Authorities.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, or any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company and its subsidiaries.

“Gaming Equipment” means slot machines, table games and other gaming equipment permitted to be installed under applicable Gaming Laws governing the Gaming Facility in which such Gaming Equipment will be installed, and any related signage, accessories, surveillance and peripheral equipment.

“Gaming Facility” means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment, owned or operated by the Company or its Subsidiaries.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Company and its Subsidiaries to acquire or lease Gaming Equipment to be installed in Future Gaming Facilities.

“Gaming Law” means the provisions of any gaming or racing laws or regulations of any jurisdiction or jurisdictions to which any of the Company and its subsidiaries is, or may at any time after the date of this Indenture, be subject.

“Gaming License” means any Permit required to own, lease, operate or otherwise conduct gaming or racing activities of the Company and its Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more Notes issued under this Indenture, in the form of Exhibit A hereto that includes the Global Note Legend and the information called for by footnote 8 thereof, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Guarantee” shall have the meaning provided in Section 11.1.

“Guarantor” means each of the Company’s present and future Subsidiaries, other than Immaterial Subsidiaries, that at the time are guarantors of the Notes in accordance with this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that has total assets as of such date with a fair market value not in excess of $250,000, conducted no business during, and has no revenue for, the Reference Period, (c) has no Indebtedness as of such date; provided, however, that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company and (d) is not a licensee under, and does not otherwise hold, a Gaming License; and provided further that if more than one Subsidiary is deemed an Immaterial Subsidiary pursuant to this definition, all Immaterial Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions specified above are satisfied.

“incur” or “incurrence” shall have the meaning specified in Section 4.11.

“Incurrence Date” shall have the meaning specified in Section 4.11.

“Indebtedness” of any specified Person means, without duplication,

(a)           all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b)           all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

(c)           all net obligations of such specified Person under Interest Swap and Hedging Obligations;

(d)           all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such specified Person;

(e)           any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

(f)            all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the terms hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” means Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

“Insolvency or Liquidation Proceeding” means:

(1)                                  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor;

(2)                                  any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of the Company’s or any Guarantor’s assets;

(3)                                  any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)                                  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of August 12, 2009, by and between MTR Gaming Group, Inc., the other First Lien Borrowers (defined therein), the First Lien Administrative Agent (defined therein), the Second Lien Trustee (defined therein) and the Second Lien Collateral Agent (defined therein).

“Interest Payment Date” means the stated due date of an installment of interest on the Notes.

“Interest Record Date” means an Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Investment” by any specified Person in any other specified Person (including an Affiliate) means (without duplication):

(a)           the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

(b)           the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

(c)           other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.11, the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(d)           the making of any capital contribution by such specified Person to such other Person; and

(e)           the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was a subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company’s or any of its Subsidiary’s ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary of the Company or a Guarantor, as applicable.  The fair market value of each Investment shall be measured at the time made or returned, as applicable.

“Issue Date” means the date of first issuance of the Notes under this Indenture.

“Legal Defeasance” shall have the meaning specified in Section 8.2.

“Legal Holiday” shall have the meaning specified in Section 12.7.

“Lien” means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received (a) by the Company in the case of a sale of Qualified Capital Stock and (b) by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it), plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses but excluding costs and expenses payable to an Affiliate of the Company) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and less, in the case of an Asset Sale only, the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Non-Core Land” means each of the following parcels of land, each of which is immaterial to the Company’s gaming operations and as to which the Company has no intention to develop:

(a)           the 255.896 acre parcel of land known as the “Quarry Parcel” in Hancock, West Virginia;

(b)           the 162.79 acre parcel of land known as the “Woodview Golf Course” in Hancock, West Virginia;

(c)           the 14 acre parcel of land known as the “Downs Property” in Erie, Pennsylvania;

(d)           the 23 acre parcel of land known as the “International Paper” site in Erie, Pennsylvania;

(e)           the 130 acre parcel of land known as the “Troyer Parcel” in Erie, Pennsylvania;

(f)            the 82.373 acre parcel of land known as the “Green Shingle” in Erie, Pennsylvania;

(g)           the approximately 395 acre portion of the land known as the “Original Mountaineer Parcel” which is located to the east of State Route 2 site in Hancock, West Virginia;

(h)           the 97.706 acre parcel of land known as the “Coldwell Parcel” in Hancock, West Virginia;

(i)            the 0.42 acre parcel of land known as the “Frye Parcel” in Hancock, West Virginia;

(j)            the 78.215 acre parcel of land known as the “Hazel Parcel” in Hancock, West Virginia;

(k)           the 69.09323 acre parcel of land known as the “Kource Parcel” site in Hancock, West Virginia;

(l)            the 1.755 acre parcel of land known as the “Glover/Daily Double Parcel” in Hancock, West Virginia;

(m)          the 6.788 acre parcel of land known as the “Jusczak Parcel” in Hancock, West Virginia;

(n)           the 13.8765 acre parcel of land known as the “J&T Parcel” in Hancock, West Virginia;

(o)           the 109.01 acre parcel of land known as the “LSW Sanitation Parcel” in Hancock, West Virginia;

(p)           the 0.92 acre parcel of land known as the “Smith Parcel” in Hancock, West Virginia;

(q)           the 69.076 acre parcel of land known as the “Watson Parcel” site in Hancock, West Virginia;

(r)            the 6.65 acre parcel of land known as the “Phillips Parcel” in Hancock, West Virginia;

(s)           the 108.8 acre parcel of land known as the “Stevens Parcel” in Hancock, West Virginia;

(t)            the 4.84 acre parcel of land known as the “Baird Parcel” in Hancock, West Virginia;

(u)           the 234.99 and 79.67 acre parcels of land known as the “Logan/Realm Parcels” in Hancock, West Virginia;

(v)           the approximately 0.955 acre parcel of land known as the “Jefferson School Parcel” in Hancock, West Virginia;

(w)          the 1.95 acre parcel of land known as the “Carter Parcel” in Hancock, West Virginia;

(x)            the approximately 1 acre parcel of land known as the “Hoit Parcel” in Hancock, West Virginia;

(y)           the 0.084 acre parcel of land known as the “Maffeo Parcel” in Erie, Pennsylvania; and

(z)            the 37.11 acre parcel of land known as the “Mara Parcel” in Franklin County, Ohio.

“Note Obligations” means the Notes and any Obligations in respect thereof.

“Notes” means, collectively (a) the Senior Secured Notes, (b) the Exchange Notes, when and if issued as provided in the Registration Rights Agreement, and (c) the Additional Notes (if any).

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligations” means any principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, fees, indemnifications, reimbursements, expenses and other liabilities due under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes by the Company.

“Officer” means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

“Officers’ Certificate” means, with respect to the Company or any Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor and otherwise complying with the requirements of Sections 12.4 and 12.5.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5.

“Parity Lien Debt” means:

(a)           the Notes initially issued by the Company under the Indenture; and

(b)           additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor secured by Liens on Collateral that was permitted to be incurred and so secured under this Indenture; provided, in the case of additional Indebtedness referred to in this clause (b), that:

(i)                                     on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, as applicable, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Collateral Agent, as “Parity Lien Debt”; provided, that no

Indebtedness may be designated as both Parity Lien Debt and Permitted Priority Lien Debt; and

(ii)                                  the collateral agent or other representative with respect to such Indebtedness, the Collateral Agent, the Trustee, the Permitted Priority Lien Debt Collateral Agent, the Company and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement).

“Parity Lien Debt Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” shall have the meaning specified in Section 2.3.

“Permit” means any license, permit, franchise, finding of suitability, registration, filing, order, declaration, qualification, approval, consent, certificate or other authorization.

“Permitted Indebtedness” means that:

(a)           Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the Issue Date and related Exchange Notes and Guarantees less any amounts repaid or retired;

(b)           Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio of Section 4.11, or which was refinanced pursuant to this clause (b);

(c)           Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company’s industry;

(d)           (1) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, (2) any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company and (3) any Subsidiary may incur Indebtedness owed to (borrowed from) any Guarantor or the Company; provided, that (x) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company’s obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by the Company of such Indebtedness and any guarantor thereof subject to the provisions of Section 4.11, (y) in the case of Indebtedness of a Guarantor, such obligations shall be unsecured and contractually subordinated in all respects to such Guarantor’s obligations pursuant to such Guarantor’s Guarantee and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to the provisions of Section 4.11, and (z) in the case of Indebtedness of a Subsidiary pursuant to clause (3) such obligations shall be unsecured and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Subsidiary borrower of such Indebtedness and any guarantor thereof subject to the provisions of Section 4.11;

(e)           Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

(f)            FF&E Financing; provided, that the aggregate principal amount of such Indebtedness (including any Permitted Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness pursuant to this clause (f)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (f)) does not exceed the greater of (x) $20,000,000 and (y) 4.5% of Consolidated Tangible Assets of the Company;

(g)           Indebtedness incurred by the Company or any Subsidiary to finance the acquisition, development or construction of any Future Gaming Facility or any Gaming Facility at which gaming operations are not conducted on the Issue Date, but are conducted following the Issue Date as a result of the approval of additional gaming activities by the applicable Gaming Authority; provided that (i) the ratio of the aggregate principal amount of such Indebtedness to the aggregate principal amount of cash contributions made to the equity capital of the Company or such Subsidiary or the proceeds from the sale of Capital Stock of the Company or such Subsidiary (other than (a) Capital Stock that requires the payment of dividends or distributions thereon in cash or in any form other than shares of such Capital Stock or common stock of the Company or such subsidiary or (b) Capital Stock that is disqualified Capital Stock), in each case, after the Issue Date does not exceed 3.0 to 2.0, and (ii) such Indebtedness is incurred within 180 days after the making of such cash contributions or sale of such Capital Stock; and

(h)           Existing Indebtedness and any Guarantees thereof, including any Refinancing Indebtedness with respect thereto.

“Permitted Investment” means:

(a)           any Investment in any of the Notes;

(b)           any Investment in Cash Equivalents;

(c)           intercompany notes to the extent permitted under clause (1) or (2) of clause (d) of the definition of “Permitted Indebtedness”;

(d)           any Investment by the Company or any Guarantor in (a) the Company or a Guarantor or (b) a Person in a Related Business if as a result of such Investment such Person becomes a Subsidiary of the Company and a Guarantor or such Person is merged with or into the Company or a Guarantor;

(e)           other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e)) in such Person or Persons at any time does not in the aggregate exceed the greater of (x) $10,000,000 and (y) 2.25% of Consolidated Tangible Assets of the Company (measured by the value attributed to the Investment at the time made or returned, as applicable);

(f)            any Investment in any Person in exchange for the Company’s Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company’s Qualified Capital Stock;

(g)           Investments by the Company in any grantor or “rabbi” trust for the benefit of executive officers or other employees of the Company, consistent with the past practices of the Company;

(h)           any Investment (including an Investment in a joint venture) made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

(i)            Investments by the Company or any of its Subsidiaries in an amount not to exceed $3,000,000 since the Issue Date; provided, that the consideration given by the Company or such Subsidiary for such Investments consist solely of Non-Core Land; and

(j)            Investments in any joint venture in an amount not to exceed $5,000,000 since the Issue Date.

“Permitted Lien” means:

(a)           Liens held by the Collateral Agent securing the Notes and the Guarantees issued on the Issue Date;

(b)           Liens securing (i) Permitted Priority Lien Debt in an aggregate principal amount not to exceed the Permitted Priority Lien Debt Cap and (ii) all related Permitted Priority Lien Debt Obligations;

(c)           Liens existing on the Issue Date;

(d)           Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(e)           statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(f)            Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(h)           pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(i)            Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into the Company or a Subsidiary of the Company or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

(j)            Liens arising from FF&E Financing and Purchase Money Indebtedness permitted to be incurred pursuant to Section 4.11 provided such Liens relate solely to the property which is subject to such FF&E Financing or such Purchase Money Indebtedness;

(k)           leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

(l)            Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(m)          judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(n)           Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(i)                                     such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(ii)                                  such deposit account is not intended by the Company or any Subsidiary to provided collateral to the depositary institution;

(o)           Liens securing Indebtedness or other obligations of the Company or any Guarantor owing to the Company or another Guarantor;

(p)           any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Capitalized Lease Obligation was permitted to be incurred under this Indenture;

(q)           Liens on property of the Company or any Restricted Subsidiary that are the subject of a sale/leaseback transaction securing Attributable Indebtedness incurred in connection with such sale/leaseback transaction; provided that such sale/leaseback transaction was permitted under Section 4.13;

(r)            Liens on the Capital Stock of Unrestricted Subsidiaries;

(s)           any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any minority owned joint venture;

(t)            pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(u)           Liens securing Interest Swap and Hedging Obligations so long as (a) the related Indebtedness is permitted to be incurred under this Indenture, (b) such Lien extends only to the same property securing the related Indebtedness, and (c) the representative with respect to such Interest Swap and Hedging Obligations has duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement),

(v)           Liens securing Indebtedness permitted to be incurred pursuant to Section 4.11 in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding;

(w)          at any time when no amounts are outstanding under any Credit Agreement, Liens securing up to $5,000,000 in reimbursement obligations for letters of credit incurred in the ordinary course of business;

(x)            Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

(y)           Liens on Collateral securing an aggregate principal amount of Parity Lien Debt Obligations up to an amount that will not cause the Consolidated Secured Leverage Ratio to exceed 2.75 to 1.00, giving pro forma effect to such incurrence.

“Permitted Prior Liens” means:

(1)                                  Liens described in clauses (b), (c), (e), (f), (g), (i), (j), (p), (r), (t) and (w) of the definition of “Permitted Liens”; and

(2)                                  Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent they by law have priority over the Liens created by the Security Documents.

“Permitted Priority Lien Debt” means Indebtedness for borrowed money incurred by the Company or any Guarantor under a Credit Agreement, which was permitted to be incurred under clause (b) of Section 4.11 and permitted to be secured by a Permitted Priority Lien pursuant clause (b) of the definition of Permitted Lien.

“Permitted Priority Lien Debt Cap” means, $20,000,000, minus the amount of any such Permitted Priority Lien Debt (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 or (2) assumed by a transferee in an Asset Sale.

“Permitted Priority Lien Debt Collateral Agent” means any collateral agent under a Permitted Priority Lien Debt facility.

“Permitted Priority Lien Debt Obligations” means Permitted Priority Lien Debt and all other Obligations in respect thereof, including Interest Swap and Hedging Obligations of the Company or any Guarantor incurred pursuant to arrangements provided by the holders or agents of Permitted Priority Lien Debt to hedge or manage interest rate risk with respect to such Permitted Priority Lien Debt; provided that, pursuant to the terms of the documents governing the Permitted Priority Lien Debt Obligations, such Interest Swap and Hedging Obligations are secured equally and ratably by a Permitted Priority Lien on all of the assets and properties that secure the Indebtedness in respect of which such Interest Swap and Hedging Obligations are incurred.

“Permitted Priority Lien Debt Representative” means, in the case of any Permitted Priority Lien Debt, the agent of the holders of such Permitted Priority Lien Debt who is appointed as an agent for purposes related to the administration of the Permitted Priority Lien Debt Security Documents pursuant to the credit agreement or other agreement governing such Permitted Priority Lien Debt, together with its successor in such capacity.

“Permitted Priority Liens” means Liens granted to the Permitted Priority Lien Debt Collateral Agent, at any time, upon the Collateral to secure Permitted Priority Lien Debt Obligations.

“Person” or “person” means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

“Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Principal” means Jeffrey P. Jacobs.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Pro Forma” or “pro forma” shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

“property” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Company’s Board of Directors, is directly related to a Related Business of the Company and its Subsidiaries and which is incurred substantially concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Exchange” means:

(a)           any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary of the Company); or

(b)           any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

“Recourse Indebtedness” means Indebtedness (a) as to which the Company or one of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Company or any of its Subsidiaries (other than the Notes and Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Article III of this Indenture, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

“Refinancing Indebtedness” means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a “Refinancing”), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend.

“Registrar” shall have the meaning specified in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Permanent Global Note.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of the Board of Directors of the Company are materially related businesses.

“Related Party” means:

(1)                                  any controlling stockholder, majority owned Subsidiary, immediate family member, lineal descendant (or spouse of such immediate family member or lineal descendant) of a Principal or any executor, administrator or legal representative for the estate, heirs and beneficiaries of a Principal; or

(2)                                  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of a Principal and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

“Restricted Payment” means, with respect to any Person:

(a)           the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person;

(b)           any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person;

(c)           other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness or with the proceeds of any concurrent issuance of Capital Stock (other than Disqualified Capital Stock and other than Capital Stock issued and sold to any Subsidiary), any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any unsecured Indebtedness (other than the Senior Notes) or Subordinated Indebtedness directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

(d)           any Restricted Investment by such Person;

provided, however, that the term “Restricted Payment” does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any of the Guarantors, by the Company or any of its Subsidiaries and any Investment in any Guarantor by the Company or any Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies, Inc., and its successors.

“Sale of a Guarantor” means any Asset Sale involving a sale or other disposition of Capital Stock of a Guarantor.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Intercreditor Agreement, all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Company or any

Guarantor creating or perfecting (or purporting to create or perfect) or perfecting a Lien upon Collateral in favor of the Collateral Agent to secure the Note Obligations, in each case, as amended, modified, renewed, restated, amended and restated, or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Notes Indenture” means the indenture, dated as of March 25, 2003, and amended and supplemented as of the Issue Date, among the Company, the guarantors party thereto and the Trustee, governing the Senior Notes.

“Senior Notes” means the $130,000,000 in aggregate principal amount of 9.75% Senior Notes due 2010 issued by the Company under the Senior Notes Indenture.

“Senior Secured Notes” means the 12.625% Senior Secured Notes due 2014, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Special Record Date” for payment of any Defaulted Interest means a date fixed by the Paying Agent pursuant to Section 2.12.

“Stated Maturity”, when used with respect to any Note, means July 15, 2014.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor that is contractually subordinated to the Notes or such Guarantee, as applicable, in any respect.

“subsidiary”, with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest.  Unless the context requires otherwise, “subsidiary”, with respect to any Person, means each direct and indirect subsidiary of such Person.

“Subsidiary”, means any subsidiary of the Company that is not an Unrestricted Subsidiary.

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S. Code §§ 77aaa77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

“Track Business Contingent Earnout Payment”, is as defined in the Agreement and Plan of Merger, entered into as of December 23, 2002, by and among the Company, Racing Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of the Company, and Scioto Downs, Inc., an Ohio corporation, as such agreement is in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof.

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Transfer Restricted Note.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)           Three Rivers Gaming, Inc, a Pennsylvania corporation; Keystone State Development, Inc., a Pennsylvania corporation; Mountaineer Magic, Inc., a West Virginia corporation; Speakeasy Gaming of Reno, Inc., a Nevada corporation; RacelineBet, Inc., an Oregon corporation, Excal Energy Operating, Inc., a Ohio corporation; Mid-America Racing, Inc., an Ohio corporation; Excal Energy Corporation, a Michigan corporation; Jackson Trotting Association, LLC, a Michigan limited liability company; and Crystal Exploration Co., Inc., a Michigan corporation;

(b)           any other subsidiary of the Company that, at or prior to the time of determination, shall have been designated by the Company’s Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the

Company; (c) is a Person with respect to which neither the Company nor any of the Company’s Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company; provided, further that no subsidiary that owns or holds any Core Gaming Assets may be designated as an Unrestricted Subsidiary; and

(c)           any subsidiary of an Unrestricted Subsidiary.

The Company’s Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.11.  Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

“Wholly Owned Subsidiary”, with respect to a Person, means a Subsidiary of such Person all the Equity Interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person or a combination thereof.

SECTION 1.2                                                                     INCORPORATION BY REFERENCE OF TIA

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings in this Indenture:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the TIA meanings assigned to them thereby.

SECTION 1.3                                                                     RULES OF CONSTRUCTION

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and words in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            “herein,” “hereof,” “hereto” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)           references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

(h)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE SECURITIES

SECTION 2.1                                                                     FORM AND DATING

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as expressly required by the Registration Rights Agreement.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.2                                                                     EXECUTION AND AUTHENTICATION

Two Officers shall sign the Notes for the Company by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided, that Notes authenticated for issuance on the Issue Date shall not exceed $250,000,000 in aggregate principal amount.  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3                                                                     REGISTRAR, PAYING AGENT AND DEPOSITARY

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any

Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain an entity other than the Trustee as either Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.  The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4                                                                     PAYING AGENT TO HOLD MONEY IN TRUST

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                                                     HOLDER LISTS

The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company or a Subsidiary of the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA §312(a).

SECTION 2.6                                                                     TRANSFER AND EXCHANGE

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f).

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery 39 thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Company or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(l) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f), the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h).

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee will take delivery in the form of a beneficial interest in the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.  Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(h), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person (as such term is defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(l) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker- Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an, affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights

Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2).  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h).

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a

Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights

Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest’ in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 2.6(e) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made to a QIB pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted

Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

The Opinion of Counsel for the Company referenced above shall state that:

(A)          the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for the Senior Secured Notes in accordance with this Indenture and the Exchange Offer, the Exchange Notes will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) principles of equity (regardless of whether enforceability is considered in equity or at law); and

(B)           when the Exchange Notes are issued and executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Senior Secured Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be entitled to the benefits of this Indenture and will be the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) principles of equity (regardless of whether enforceability is considered in equity or at law).

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF

REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)           Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Original Issue Discount Legend.  To the extent required by the Depositary, each Global Note and each Definitive Note shall bear a legend in substantially the following form:

“ORIGINAL ISSUE DISCOUNT.  THE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“OID”).  THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED BY CONTACTING DAVID R. HUGHES, CORPORATE EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MTR GAMING GROUP, INC., (724) 933-8122.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and hot in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(2)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 4.13 and 4.14).

(3)           The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or, in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and D attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7                                                                     REPLACEMENT NOTES

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an affidavit of lost certificate and/or an indemnity bond or other indemnity must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8                                                                     OUTSTANDING NOTES

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.  If a Note is replaced pursuant to Section 2.7, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.  If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9                                                                     TREASURY NOTES

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10                                                              TEMPORARY NOTES

Until certificates representing Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of an Authentication Order, shall authenticate, temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, Definitive Notes in exchange for temporary Notes.  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                                                              CANCELLATION

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all cancelled Notes shall be delivered to the Company, unless the Company directs the Trustee to deliver cancelled Notes to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12                                                              DEFAULTED INTEREST

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 and in the Note (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this paragraph (a). Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed first-class postage prepaid to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.  Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13                                                              CUSIP NUMBERS

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14                                                              ISSUANCE OF ADDITIONAL NOTES

The Company may, subject to Section 4.11, Section 4.16 and applicable law, issue Additional Notes under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III

REDEMPTION

SECTION 3.1                                                                     OPTIONAL REDEMPTION

The Company shall not have the right to redeem any Notes pursuant to this Section 3.1 prior to July 15, 2011.  The Notes will be redeemable for cash at the option of the Company, in whole or in part, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

Year	Percentage

2011	106.313%
2012	103.156%
2013 and thereafter	100.000%

If the Redemption Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Sections 3.2 through 3.7.

SECTION 3.2                                                                     NOTICES TO TRUSTEE

If the Company elects to redeem Notes pursuant to Section 3.1 or Section 3.9, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to Section 3.1 by crediting against any such redemption Notes it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers’ Certificate, and the Paying Agent of the amount of the reduction and deliver such Notes with such notice.

The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 15 days before the date on which the notice of redemption is to be given (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent).  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.3                                                                     SELECTION OF NOTES TO BE REDEEMED

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers appropriate and fair.  The Notes may be redeemed in part in multiples of $1,000 only.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes in denominations of $1,000 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.4                                                                     NOTICE OF REDEMPTION

At least 30 days, but not more than 60 days, prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed to such Holder’s last address as then shown upon the registry books of the Registrar.  At the Company’s request delivered at least 15 days prior to the date on which such notice is to be given (unless a shorter period shall be acceptable to the Paying Agent), the Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense.  Each notice for redemption shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

(c)           the name and address of the Paying Agent;

(d)           that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(e)           that, unless (1) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest (and Liquidated Damages, if any) in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with Section 3.6 or (2) such redemption payment is prohibited, interest (and Liquidated Damages, if any) on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

(f)            if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, on and after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(g)           if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)           the CUSIP number of the Notes to be redeemed; and

(i)            that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Section 3.1.

SECTION 3.5                                                                     EFFECT OF NOTICE OF REDEMPTION

Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided, that if the Redemption Date is on or after an Interest Record Date and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

SECTION 3.6                                                                     DEPOSIT OF REDEMPTION PRICE

On or prior to the Redemption Date, but not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation).  The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

If the Company complies with the preceding paragraph and payment of the Notes called for redemption is not prohibited for any reason, interest (and Liquidated Damages, if any) on the Notes to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment.  Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall (and Liquidated Damages, if any) continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and the Note.

SECTION 3.7                                                                     NOTES REDEEMED IN PART

Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.8                                                                     [RESERVED]

SECTION 3.9                                                                     REGULATORY REDEMPTION

Notwithstanding any provision hereof, if any Gaming Authority requires that a Holder of Notes or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder of Notes or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder of Notes or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a “Required Regulatory Redemption”) of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the Redemption Date, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, to the earlier of the Redemption Date or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the Redemption Price of each Note to be redeemed.

The Holder of Notes or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability.  The Company is not required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability.  Such expense will, therefore, be the obligation of such Holder or beneficial owner.

SECTION 3.10                                                              MANDATORY REDEMPTION

The Company shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption and any offer to repurchase Notes that the Company is required to make in accordance with the provisions of Sections 4.13 and 4.14 below).  The Notes shall not have the benefit of any sinking fund.

ARTICLE IV

COVENANTS

SECTION 4.1                                                                     PAYMENT OF NOTES

The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Notes on the dates and in the manner provided herein and in the Notes.  An installment of principal of or interest (or Liquidated Damages, if any) on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 11:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary’s procedures) on that date cash deposited and designated for and sufficient to pay the installment.  The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Notes compounded semi-annually, to the extent lawful.

SECTION 4.2                                                                     MAINTENANCE OF OFFICE OR AGENCY

The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served.  The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency.  If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

SECTION 4.3                                                                     LIMITATION ON RESTRICTED PAYMENTS

The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect on a pro forma basis to such Restricted Payment:

(a)           a Default or an Event of Default shall have occurred and be continuing;

(b)           the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11; or

(c)           the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

(1)           50% of the Company’s aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company’s consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

(2)           the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to one of the Company’s Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this paragraph (2) or paragraph (3) below, or (iii) used as consideration to make a Permitted Investment), after the Issue Date; plus

(3)           except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition; plus

(4)           $5,000,000.

The foregoing clauses (b) and (c) of the first paragraph of this Section 4.3, however, shall not prohibit:

(1)           repurchases, redemptions, or other retirements or acquisitions of Capital Stock from the Company’s employees or directors or managers (or their heirs or estates) or employees or directors or managers (or their heirs or estates) of its Subsidiaries upon the death, disability or termination of employment or pursuant to the terms of any subscription, stockholder or other agreement or plan in effect on the Issue Date in an aggregate amount pursuant to this clause (1) to all employees, directors or managers (or their heirs or estates) not to exceed (i) $250,000 per fiscal year on and after the Issue Date, or (ii) $1,000,000 in the aggregate pursuant to this clause (1);

and the provisions of the first paragraph of this Section 4.3 shall not prohibit:

(1)           the repurchase of Equity Interests of the Company upon the exercise of stock options representing the exercise price thereof;

(2)           any dividend, distribution or other payment by any of the Company’s Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(3)           a Qualified Exchange;

(4)           the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions;

(5)           Track Business Contingent Earnout Payments;

(6)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any unsecured Indebtedness or Subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such unsecured Indebtedness or Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.14 of this Indenture or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.13 of this Indenture; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(7)           so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued in accordance with the terms of this Indenture, including Section 4.11, to the extent such dividends are included in the definition of “Consolidated Fixed Charges;”

(8)           a Restricted Investment either (i) solely in exchange for shares of Capital Stock (other than Disqualified Capital Stock) of the Company or (ii) through the application of the Net Cash Proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Capital Stock) of the Company; provided, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(3) of the preceding paragraph; or

(9)           so long as clause (a) of the first paragraph of this Section 4.3 is satisfied, Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount pursuant to this clause (9) not to exceed $30,000,000 since the Issue Date.

The full amount of any Restricted Payment made pursuant to the foregoing clauses (1), (3), (5), (6) and (7) (but not pursuant to clause (2) or (4)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the first paragraph of this Section 4.3.

The Company shall not, and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment consisting of any Core Gaming Asset.

For purposes of this Section 4.3, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Company’s Board of Directors, unless stated otherwise, at the time made or returned, as applicable.  Additionally, within 5 days of each Restricted Payment, the Company shall deliver an Officers’ Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION 4.4                                                                     CORPORATE AND PARTNERSHIP EXISTENCE

Except as otherwise permitted by Section 4.13, Article V or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.5                                                                     PAYMENT OF TAXES AND OTHER CLAIMS

The Company and the Guarantors shall, and each of the Company and the Guarantors shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (b) all material lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.6                                                                     MAINTENANCE OF PROPERTIES AND INSURANCE

The Company and the Guarantors shall cause all material properties used or useful in the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.13.

The Company and the Guarantors shall provide, or cause to be provided, for themselves, each of their Subsidiaries and each of their properties, insurance (including appropriate self-insurance) to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, that, in the reasonable, good faith opinion of the Board of Directors of the Company, is adequate, appropriate and customary for the conduct of the business of the Company, the Guarantors and such Subsidiaries and as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them, in a prudent manner, with (except for self insurance) financially sound and reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

SECTION 4.7                                                                     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT

(a)           The Company shall deliver to the Trustee within 120 days after the end of its fiscal year, which is currently December 31, 2009, an Officers’ Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with TIA §3l4(a)(4) and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers’ Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

(b)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.  The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.8                       REPORTS

Whether or not the Company is subject to the reporting requirements of Section 13 or l5(d) of the Exchange Act, so long as any Notes are outstanding, the Company will deliver to the Trustee and deliver or cause to be delivered, to each Holder of Notes, within 5 days after the Company is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company is or would have been required to file such Forms, including in each case, together with a Management’s Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company is or would have been required to file such reports. From and after the time the Company files a registration statement with the Commission with respect to the Notes, the Company will file with the Commission the annual, quarterly and other reports which the Company is required to file with the Commission at such time as are required to be filed.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  For so long as any Transfer Restricted Notes remain outstanding, the Company shall make available (which shall include filings by EDGAR) to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.9                       LIMITATION ON STATUS AS INVESTMENT COMPANY

Neither the Company nor any of its Subsidiaries shall become required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.10                     LIMITATION ON TRANSACTIONS WITH AFFILIATES

The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

(a)           unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm’s length transaction with a non-Affiliate,

(b)           if involving consideration to either party of $2,000,000 or more, unless such Affiliate Transaction has been approved by a majority of the members of the Company’s Board of Directors that are disinterested in such transaction (except as provided in clause (c) of this Section 4.10), and

(c)           if involving consideration to either party of $10,000,000 or more (or if no members of the Company’s Board of Directors are disinterested in such transaction) unless the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

Within five days of any Affiliate Transaction involving consideration to either party of $2,000,000 or more, the Company shall deliver to the Trustee an Officers’ Certificate addressed to the Trustee certifying that such Affiliate Transaction complied with clauses (a), (b) and (c) of this Section 4.10, as applicable.

SECTION 4.11                 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

Except as set forth in this Section 4.11, the Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing if:

(a)           no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness, and

(b)           on the date of such incurrence (the “Incurrence Date”), the Company’s Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the “Debt Incurrence Ratio”), then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

In addition, the foregoing limitations of the first paragraph of this Section 4.11 will not prohibit:

(a)           if no Event of Default shall have occurred and be continuing, the Company’s incurrence following the Issue Date or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to the greater of (x) $10,000,000 and (y) 2.25% of Consolidated Tangible Assets of the Company, and

(b)           the Company’s incurrence or the incurrence by any Guarantor of Indebtedness pursuant to a Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $20,000,000, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 or (2) assumed by a transferee in an Asset Sale; provided that in the case of the incurrence of any Indebtedness pursuant to this clause (b), the collateral agent or other representative with respect to such Indebtedness, the Collateral Agent, the issuers and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement).

Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company’s Subsidiaries (including upon designation of any Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of the Company’s Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company’s Subsidiaries or is merged with or into or consolidated with the Company or one of the Company’s Subsidiaries as applicable.

Notwithstanding any other provision of this Section 4.11, but only to avoid duplication, a guarantee by a Guarantor of the Company’s Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture (other than Indebtedness incurred pursuant to clause (b) of the definition of Permitted Indebtedness) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness.

Upon each incurrence of Indebtedness, (i) the Company may designate pursuant to which provision of this Section 4.11 such Indebtedness is being incurred, (ii) the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred, and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.11, except that all Indebtedness initially outstanding under the Notes, the Guarantees and this Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

SECTION 4.12                 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Company or any of its Subsidiaries, except:

(a)           restrictions imposed by the Notes or this Indenture or by the Company’s Permitted Priority Lien Debt or other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees or Preferred Stock issued in accordance with Section 4.11, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by this Indenture and the Notes;

(b)           restrictions imposed by applicable law;

(c)           existing restrictions under Existing Indebtedness;

(d)           restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries; which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

(e)           any restriction imposed by Indebtedness incurred under a Credit Agreement incurred pursuant to Section 4.11; provided, that the Company provides an Officers’ Certificate to the Trustee stating that any such restrictions are no more restrictive in any material respect than those customarily imposed by similar credit agreements;

(f)            restrictions with respect solely to any of the Company’s Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

(g)           restrictions on transfer contained in Purchase Money Indebtedness not incurred in violation of this Indenture; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

(h)           customary provisions in joint venture agreements relating to Joint Ventures that are not Subsidiaries, and

(i)            in connection with and pursuant to permitted refinancings, the replacement of restrictions imposed pursuant to clauses (a), (c), (d) or (g) or this clause (i) of this Section 4.12 that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

Notwithstanding the foregoing, (i) there may exist customary provisions restricting subletting or assignment of any lease or restricting disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, in each case entered into in the ordinary course of business, consistent with industry practice and (ii) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.13                     LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Company’s Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company’s Subsidiaries, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Company’s Subsidiaries and including any sale leaseback transaction (any of the foregoing, an “Asset Sale”), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Fair Market Value in excess of $2,000,000:

(a)           at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, that for purposes of this provision, property or assets of the type set forth in clause (b) of the second succeeding paragraph will be deemed to be cash;

(b)           no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

(c)           the Company’s Board of Directors determines in reasonable good faith that the Company will receive or such Guarantor or such Subsidiary will receive, as applicable, Fair Market Value for such Asset Sale.

For purposes of clause (a) of the preceding sentence, total consideration received means the total consideration received for such Asset Sales minus the amount of (i) Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company is and its Subsidiaries are fully released from obligations in connection therewith and (ii) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

The Company shall not, and the Guarantors shall not, and neither the Company nor the Guarantors will permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their Core Gaming Assets, including by merger or consolidation (in the case of a Guarantor or one of the Company’s Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company’s Subsidiaries, whether by the Company or any of its Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Company’s Subsidiaries and including any sale-leaseback transaction.

Within 360 days following such Asset Sale (other than a Sale of Collateral or a Sale of a Guarantor), Net Cash Proceeds therefrom shall be:

(a)           (i) used to retire Indebtedness secured by the asset which was the subject of the Asset Sale; (ii) used to retire, repay and permanently reduce Permitted Priority Lien Debt or the Notes; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or (iii) to retire, repay and permanently reduce other senior secured Indebtedness; provided that the Notes are retired or repaid on a pro rata basis; or

(b)           invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Subsidiary which is a Guarantor in a Related Business) which in the reasonable good faith judgment of the Company’s Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction.

Within 360 days following an Asset Sale that constitutes a Sale of Collateral or the Sale of a Guarantor, Net Cash Proceeds therefrom shall be (a) applied to purchase assets and property, which in the good faith judgment of the Company’s Board of Directors shall immediately constitute Collateral, (b) used to purchase Capital Stock of a Related Business if, after giving effect to such purchase, the Related Business becomes a Guarantor or is merged into or consolidated with the Company or a Guarantor, or (c) used to retire, prepay and permanently reduce Indebtedness secured by the asset which was the subject of the Asset Sale or to repay and permanently reduce Permitted Priority Lien Debt or the Notes; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount.

All Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Company shall use such Net Cash Proceeds to the extent deemed necessary or appropriate to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (a), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a) or (b).

The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (a) and (b) of the third or fourth preceding paragraphs and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clauses (1) and (2) of the immediately preceding paragraph shall constitute “Excess Proceeds.”  Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by this Indenture and the Security Documents.

When the Excess Proceeds equal or exceed $5,000,000, the Company shall offer to repurchase the Notes, together with any senior secured Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such senior secured Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”). The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the “Asset Sale Offer Period”).

Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment). To the extent that the aggregate amount of Notes and such other senior secured Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture and the Security Documents.  Following the consummation of each Asset Sale Offer in accordance with the provisions of this Section 4.13, the Excess Proceeds amount shall be reset to zero.

Notwithstanding, and without complying with, the provisions of this Section 4.13:

(1)           the Company may and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

(2)           the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V;

(3)           the Company may and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company’s business or the business of such Subsidiary, as applicable;

(4)           the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Guarantor;

(5)           the Company may and its Subsidiaries may settle, release or surrender, tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture and the Security Documents; and

(6)           the Company may and its Subsidiaries may make Permitted Investments pursuant to clause (e), (h) or (i) of the definition thereof and Restricted Investments that are not prohibited by Section 4.3.

Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company’s compliance or the compliance of any of the Company’s Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations under this Section 4.13.

If the payment date in connection with an Asset Sale Offer hereunder is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee.  The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders’ decision to tender Notes pursuant to the Asset Sale Offer.  The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

(a)           that the Asset Sale Offer is being made pursuant to this Section 4.13; that the Asset Sale Offer is being made pursuant to such notice and

(b)           the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

(c)           that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest (and Liquidated Damages, if any) if interest (and Liquidated Damages, if any) is then accruing;

(d)           that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 4.13, any Note, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest (and Liquidated Damages, if any) after the payment date in connection with an Asset Sale;

(e)           that Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

(f)            that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing its election to have such principal amount of the Notes purchased;

(g)           that if Indebtedness in an aggregate principal amount in excess of the aggregate principal amount of Notes to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Company shall purchase such Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

(h)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(i)            the circumstances and relevant facts regarding such Asset Sale.

On or before the date of purchase, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to clause (g) of the immediately preceding paragraph), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate setting forth the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 4.14                 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

(a)           In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s Notes; provided, that the principal amount of such Notes must be $1,000 or in integral multiples thereof, on a date (the “Change of Control Purchase Date”) that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the “Change of Control Offer Period”).  Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

(b)           In the event that, pursuant to this Section 4.14, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 4.14 as follows:

(1)           The Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer.

(2)           On or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

(A)          that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes, or portions thereof, tendered will be accepted for payment;

(B)           the Change of Control Purchase Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

(C)           that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest (and Liquidated Damages, if any);

(D)          that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section 4.14, or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest (and Liquidated Damages, if any) after the Change of Control Purchase Date;

(E)           that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

(F)           that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing its election to have such principal amount of Notes purchased;

(G)           that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(H)          a brief description of the events resulting in such Change of Control

(3)           On or before the Change of Control Purchase Date, the Company shall (A) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer; (B) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date) of all Notes so tendered; and (C) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Company.

The Paying Agent shall promptly after receipt of funds from the Company in accordance with the preceding paragraph pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date), and the Trustee will promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof.  The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.14.

If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

SECTION 4.15                     WAIVER OF STAY, EXTENSION OR USURY LAWS

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.•

SECTION 4.16                     LIMITATION ON LIENS SECURING INDEBTEDNESS

The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, incur, or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets (including, without limitation, all real, tangible or intangible property) now owned or acquired on or after the date of this Indenture, or upon any income or profits therefrom, or convey any right to receive income or profits therefrom.

SECTION 4.17                     LIMITATIONS ON LINES OF BUSINESS

Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company’s Board of Directors, is a Related Business.

SECTION 4.18                     SALE-LEASEBACK TRANSACTIONS

The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, enter into any sale-leaseback transaction; provided that the Company and its Subsidiaries may enter into a sale-leaseback transaction if:

(a)           the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-leaseback transaction under the Debt Incurrence Ratio in the second paragraph of Section 4.11 and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described in Section 4.16;

(b)           the gross cash proceeds of such sale-leaseback transaction are at least equal to the fair market value, as determined in the reasonable good faith judgment of the Company’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of such sale-leaseback transaction; and

(c)           the transfer of assets in such sale-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.13.

SECTION 4.19                     GAMING LICENSES

In the event of a foreclosure, deed in lieu of foreclosure or other similar transfer of a Gaming Facility or Future Gaming Facility to the Collateral Agent or its designee, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with the Collateral Agent or its designee in obtaining all Gaming Licenses and other governmental approvals necessary to conduct all gaming operations at such Gaming Facility or Future Gaming Facility.  Following a foreclosure, deed in lieu of foreclosure or other similar transfer of a Gaming Facility or Future Gaming Facility to the Collateral Agent or its designee, subject to receipt of requisite approvals from any applicable Gaming Authority, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with the transition of the gaming operations at such Gaming Facility or Future Gaming Facility to any new gaming operator (including, without limitation, the Collateral Agent or its designee).

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.1                       LIMITATION ON MERGER, SALE OR CONSOLIDATION

The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(a)           either (1) the Company is the Surviving Person or (2) the resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s Obligations in connection with the Notes, this Indenture, the Security Documents and the Registration Rights Agreement;

(b)           no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

(c)           unless such transaction is solely the merger of the Company and one of the Company’s previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis (a) the Person surviving such transaction would be able to incur at least $1.00 of Indebtedness pursuant to the second paragraph under Section 4.11 or (b) the Consolidated Coverage Ratio for the Person surviving such transaction would be greater than such ratio for the Company immediately prior to such transaction; and

(d)           each Guarantor shall have, if required by the terms of this Indenture, confirmed in writing that its Guarantee shall apply to the Obligations of the Company or the resulting, surviving or transferee Person in accordance with the Notes, this Indenture, the Security Documents and the Registration Rights Agreement.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Company’s Subsidiaries, the Company’s interest in which constitutes all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

SECTION 5.2                       SUCCESSOR CORPORATION SUBSTITUTED

In the event of any transaction (other than a lease or transfer of less than all of the assets of the Company) in accordance with Section 5.1 in which the Company is not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as the Company.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1                       EVENTS OF DEFAULT

“Event of Default,” wherever used herein, means anyone of the following events (whatever reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body)

(a)           the Company’s failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(b)           the Company’s failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(c)           the Company’s failure or the failure by any of the Guarantors or any of the Company’s Subsidiaries to observe or perform any other covenant or agreement contained in the Notes, this Indenture or the Security Documents and, except for the provisions under Sections 4.13 and 4.14, and Article V, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(d)           a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of the Guarantors as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of the Guarantors under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company or any of the Guarantors, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(e)           the Company or any of the Guarantors shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing;

(f)            a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in any of the Company’s Indebtedness or the Indebtedness of any of the Guarantors or any of the Company’s Subsidiaries with an aggregate principal amount in excess of $10,000,000 (a) resulting from the failure to pay principal of or interest on such Indebtedness, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(g)           final unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company, any of the Guarantors or any of the Company’s Subsidiaries and not stayed, bonded or discharged within 60 days;

(h)           any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or is invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee;

(i)            the suspension or loss (excluding any voluntary termination of such rights in connection with a sale, lease or closure of a site (other than the Mountaineer Casino, Racetrack & Resort and Presque Isle Downs), provided that such sale, lease or closure was otherwise permitted by, and complied with the provisions of, the Indenture) of our or any of the Company’s Subsidiaries’ legal right to operate slot machines or to conduct other gaming operations (other than parimutuel wagering) and such suspension or loss continues for more than 90 consecutive days or for 120 days within any consecutive 180-day period; and

(j)            the occurrence of any of the following:

(1)           (i) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or is declared null and void, other than in accordance with the terms of the relevant Security Document, or (ii) it becomes unlawful for the Company or any Guarantor to perform any of the Note Obligations or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document (including as a result of assets not constituting Collateral by operation of clause (1) or clause (2) of the definition of Excluded Assets), in each case for any reason other than the failure of the Collateral Agent or any other holder of Note Obligations to take any action within its control, or (iii) the Company or any Guarantor shall contest the validity or enforceability of the Indenture or any Security Document in writing or repudiate or rescind (or purport to repudiate or rescind) or deny in writing that it has any further liability under any provision of any Security Document to which the Company or it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(2)           except as permitted by this Indenture, any Permitted Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000 ceases to be enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

(3)           the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document.

SECTION 6.2                       ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT

If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(d) or Section 6.1(e) relating to the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if such notice is given by Holders) (an “Acceleration Notice”), may declare all principal, premium (if any), and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately.

If an Event of Default specified in Section 6.1(d) or Section 6.1(e), relating to the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders of Notes.  The Holders of a majority in aggregate principal amount of the Notes, by written notice to the Trustee, may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of the principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have become due solely because of such acceleration) have been cured or waived as provided in Section 6.12.

SECTION 6.3                       COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4                       TRUSTEE MAY FILE PROOFS OF CLAIM

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (and Liquidated Damages, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

(a)           to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due. it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5                       TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.6                       PRIORITIES

Subject to Section 10.3, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the Trustee and the Collateral Agent in payment of all amounts due pursuant to Section 7.7 and the applicable Security Documents;

SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

SECTION 6.7                       LIMITATION ON SUITS

No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than 25% in aggregate principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8                   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST

Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Note on the Stated Maturity (and, in the case of redemption, the Redemption Price on the applicable Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date; and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9                       RIGHTS AND REMEDIES CUMULATIVE

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive (any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise).  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10                     DELAY OR OMISSION NOT WAIVER

No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11                     CONTROL BY HOLDERS

Subject to the provisions of the Intercreditor Agreement, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that:

(a)           such direction shall not be in conflict with any applicable rule of law or with this Indenture;

(b)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction; and

(c)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12                     WAIVER OF EXISTING OR PAST DEFAULT

Subject to Section 6.8, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a Default (i) in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note not yet cured as specified in clauses (a) and (b) of Section 6.1 or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising from such Default or Event of Default.

SECTION 6.13                     UNDERTAKING FOR COSTS

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Note on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date).

SECTION 6.14                     RESTORATION OF RIGHTS AND REMEDIES

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.15                     EXERCISE OF REMEDIES BY COLLATERAL AGENT

Subject to the provisions of the Intercreditor Agreement, the Collateral Agent may exercise any and all other remedies available to it under the Security Documents.

ARTICLE VII

TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 7.1                       DUTIES OF TRUSTEE

(a)           If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

(b)           Except during the continuance of a Default or an Event of Default:

(1)           the Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

(f)            The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the Interest Payment Date in order to comply with the provisions of Section 4.1).  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2                       RIGHTS OF TRUSTEE

Subject to Section 7.1:

(a)           In the absence of bad faith, the Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in such document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)           Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

(h)           The Trustee shall have no duty to inquire as to the performance of the Company’s or any Guarantor’s covenants in Article IV or as to the performance by any Agent of its duties hereunder.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 6.1(d), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(i)            Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel, or both.

(j)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3                       INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4                       TRUSTEE’S DISCLAIMER

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee’s certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5                       NOTICE OF DEFAULT

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs.

SECTION 7.6                       REPORTS BY TRUSTEE TO HOLDERS

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b) and 313(c).

The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system or of any delisting thereof.

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

To the extent requested by the Company and at the Company’s expense, the Trustee will provide any Gaming Authority with:

(a)           copies of all notices, reports and other written communications that the Trustee gives to the Holders;

(b)           a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

(c)           notice of any Default or Event of Default under this Indenture, any acceleration of the Indebtedness evidenced by the Notes, or the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default;

(d)           notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

(e)           notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days of the effectiveness thereof;

(f)            a copy of any amendment to the Notes, the Guarantees or this Indenture within five Business Days of the effectiveness thereof; and

(g)           such other information and documentation that may be requested by any Gaming Authority or as otherwise required by applicable law.

SECTION 7.7                       COMPENSATION AND INDEMNITY

The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.

The Company and the Guarantors jointly and severally agree to indemnify each of the Trustee (in its capacity as Trustee) and each predecessor Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance and the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder.  The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s and the Guarantors’ expense in the defense.  The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense and if the Trustee is advised by counsel that there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense.  The Company and the Guarantors need not pay for any settlement made without their written consent, which shall not be unreasonably withheld.  The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

The Company and the Guarantors jointly and severally agree to pay to the Collateral Agent from time to time such compensation for its services as the Company and the Collateral Agent shall from time to time agree in writing.  The Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and the Guarantors shall reimburse the Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents, accountants, experts and counsel.

The Company and the Guarantors jointly and severally agree to indemnify each of the Collateral Agent (in its capacity as Collateral Agent) and each predecessor Collateral Agent and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Collateral Agent, arising out of or in connection with the acceptance and the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Collateral Agent shall notify the Company promptly of any claim asserted against the Collateral Agent for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder.  The Company and the Guarantors shall defend the claim and the Collateral Agent shall provide reasonable cooperation at the Company’s and the Guarantors’ expense in the defense.  The Collateral Agent may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Collateral Agent’s defense and if the Collateral Agent is advised by counsel that there is no conflict of interest between the Company and the Guarantors and the Collateral Agent in connection with such defense.  The Company and the Guarantors need not pay for any settlement made without their written consent, which shall not be unreasonably withheld.  The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Agent through its negligence, bad faith or willful misconduct.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee and Collateral Agent shall have a lien prior to the Notes on all assets held or collected by the Trustee or Collateral Agent, in its capacity as Trustee or Collateral Agent, as applicable, except assets held in trust to pay principal and premium, if any, of or interest on particular Notes.

When the Trustee or Collateral Agent, as applicable, incurs expenses or renders services after an Event of Default specified in Section 6.1 (d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s and the Guarantors’ obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee and the Collateral Agent, the discharge of the Company’s and the Guarantors’ obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8                       REPLACEMENT OF TRUSTEE

The Trustee may resign by so notifying the Company in writing.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company’s consent.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the

Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien, if any, provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9                       SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10                     ELIGIBILITY; DISQUALIFICATION

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall have a combined capital and surplus of at least $25,000,000, as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

SECTION 7.11                     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee shall comply with TIA § 311 (a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 8.1                       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

The Company may elect to have Section 8.2, at the Company’s option and at any time, or Section 8.3, at the Company’s option and at any time, of this Indenture applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                       LEGAL DEFEASANCE AND DISCHARGE

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to be deemed to be “outstanding” only for the purposes of the Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust fund described in Section 8.5, (b) the Company’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 4.2, 4.4, 4.9, 4.15, 8.5, 8.6 and 8.7, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3                       COVENANT DEFEASANCE

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4, be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19, Article V and the third and fourth paragraphs of Section 11.1(a) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders

(and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, and subject to Section 8.4, Sections 6.1(f) through 6.l(i) shall not constitute Events of Default with respect to the Notes to the extent such events occur thereafter; provided, however that for all other purposes asset forth herein, such Covenant Defeasance provisions shall be effective.

SECTION 8.4                       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

(a)           The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes on the stated date for payment or any redemption date thereof (and the Company must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date), and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected, exclusive security interest in such trust;

(b)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that: (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to such Trustee confirming that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           in the case of Legal Defeasance or Covenant Defeasance, (1) no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit)

and (2) no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

(e)           such Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Company, any of the Guarantor’s or any of the Company’s Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of creditors of the Company; and

(g)           the Company shall have delivered to the Trustee (1) an Officers’ Certificate stating that the conditions set forth in clauses (a) through (f) above have been satisfied and (2) an Opinion of Counsel stating that the conditions set forth in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above have been satisfied.

The Defeasance will be effective on the day on which all the applicable conditions above have been satisfied.

If the amount deposited with the Trustee to effect a Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes when due, or if any court enters an order directing the repayment of the deposit to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money or otherwise requires the payment of the, money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the obligations of the Company and the Guarantors under this Indenture and the Notes will be revived and the Covenant Defeasance will be deemed not to have occurred.

Upon a Legal Defeasance or Covenant Defeasance, in accordance with the provisions of the Security Documents, the Collateral Agent will cease to be a party to the Security Documents on behalf of the Holders of the Notes and the Collateral will no longer secure the Notes.

The Collateral will be released from the Liens securing the Notes, as provided under Section 10.5, upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

SECTION 8.5                       DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Paying Agent”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other

Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.6                       REPAYMENT TO THE COMPANY

(a)           Anything in this Article VI to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(b)           Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7                       REINSTATEMENT

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.8                       SATISFACTION AND DISCHARGE

The Company may terminate its obligations and the obligations of the Guarantors under this Indenture, the Notes and the Guarantees (except as described below) when:

(a)           all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or a Guarantor) have been delivered to the Trustee for cancellation; or

(b)           (1)           all Notes have been called for redemption pursuant to the provisions in Section 3.1 by mailing to holders a notice of redemption or all Notes otherwise have become due and payable,

(2)           the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and interest and Liquidated Damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be,

(3)           each of the Company and the Guarantors has paid all other sums payable by it under this Indenture, the Notes and the Guarantees,

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

(5)           such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company, any of the Guarantors or any of the Company’s Subsidiaries are a party or by which the Company, any of the Guarantors or any of the Company’s Subsidiaries are bound, and

(6)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) through (5) above.

Upon a satisfaction and discharge in accordance with the provisions of the Security Documents, the Collateral Agent will cease to be a party to the Security Documents on behalf of the holders of the Notes and the Collateral will no longer secure the Notes.

The Collateral will be released from the Liens securing the Notes, as provided under Section 10.5, upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1                       SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

Notwithstanding Section 9.2 hereof, without the consent of any Holder of the Notes, the Company, the Guarantors and the Trustee may amend, modify or supplement this Indenture, the Notes, the Guarantees or any of the Security Documents (subject to Section 10.9):

(a)           to cure any ambiguity, defect, or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to provide for the assumption of any of the Company’s or the Guarantors’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Company’s assets in accordance with this Indenture;

(d)           to evidence the release of any Guarantor or to evidence the addition of any new Guarantor in accordance with Article X;

(e)           to evidence the release of any Guarantor permitted to be released under the terms of the Indenture or to evidence the addition of any new Guarantor;

(f)            to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(g)           to comply with applicable Gaming Laws;

(h)           to comply with the provisions of DTC or the Trustee with respect to the provisions of this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

(i)            to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Offering Circular, dated July 24, 2009, relating to the initial offering of the Senior Secured Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(j)                                     to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees or the Registration Rights Agreement;

(k)                                  to release Collateral in accordance with the terms of this Indenture and the Security Documents or the TIA, if applicable;

(l)                                     to mortgage, pledge, hypothecate or grant any additional Lien in favor of the Collateral Agent for the benefit of the holders of the Notes, as additional security for the payment and performance of all Obligations with respect to the Notes; or

(m)                               to evidence and provide for the acceptance by appointment of a successor Collateral Agent so long as (a) such successor Collateral Agent is reasonably acceptable to the Trustee and (b) is otherwise qualified and eligible to serve as Collateral Agent.

In addition, the Collateral Agent and the Trustee shall be authorized to amend the Security Documents to add additional secured parties to the extent Liens securing the Notes held by such parties are permitted under this Indenture and that after so securing any such additional secured parties, the amount of Permitted Priority Lien Debt does not exceed the Permitted Priority Lien Debt Cap.

The consent of the Holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment or supplement.  It is sufficient if such consent approves the substance of the proposed amendment or supplement.

SECTION 9.2

AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS

Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.8 and 6.12, the Company, the Guarantors and the Trustee may amend, supplement or otherwise modify this Indenture, the Notes, the Guarantees and any Security Documents, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.8 and 6.12, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Subject to Sections 6.8 and 6.12, and except as stated otherwise in this Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company, any Guarantor or any Subsidiary of the Company with any provision of this Indenture or the Notes.

It being understood that, except as expressly stated otherwise in the following paragraph, Sections 4.13 and 4.14 may be amended, waived or modified in accordance with the first two paragraphs of this Section 9.2.

Without the consent of each Holder affected, an amendment, supplement, modification or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, modification or waiver;

(2)                                  change the Stated Maturity on any Note;

(3)                                  reduce the principal of, or any premium (including redemption premium but not including any redemption premium relating to Sections 4.13 and 4.14) on, any Note;

(4)                                  reduce the rate of or change the time for payment of interest (or Liquidated Damages, if any), including Defaulted Interest, on any Note;

(5)                                  waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(6)                                  alter any provisions with respect to the redemption of the Notes or waive any redemption payment with respect to any Note (other than provisions relating to or payments required by Sections 4.13 and 4.14);

(7)                                  reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred;

(8)                                  change the coin or currency in which the principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note is payable;

(9)                                  impair the right to institute suit for the enforcement of payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note on or after the Stated Maturity (or on or after the Redemption Date);

(10)                            make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;

(11)                            release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with this Indenture or release all or substantially all of the Collateral, in each case except as expressly provided in the Indenture or the Security Documents; or

(12)                            make any changes in the foregoing amendment, supplement and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Intercreditor Agreement and the Security Documents).

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 becomes effective, it shall bind each Holder.

In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in this Indenture.  Any amendment or supplement that results in the Collateral Agent’s Liens upon the Collateral no longer securing the Notes and the other Obligations under the Indenture may only be effected in accordance with Section 10.5 below.

Notwithstanding the foregoing, the Company may direct the Collateral Agent to amend, supplement or otherwise modify any Security Document; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes to the Security Documents, as in effect on the Issue Date, are not materially adverse to any holder of Note Obligations.

SECTION 9.3

COMPLIANCE WITH TIA

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4

REVOCATION AND EFFECT OF CONSENTS

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5

NOTATION ON OR EXCHANGE OF NOTES

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6

TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee (and the Collateral Agent, if applicable) shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If such amendment or supplement does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it.  In executing any amendment or supplemental Indenture or any amendment, supplement or modification of any Security Document, the Trustee and the Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

COLLATERAL AND SECURITY

SECTION 10.1

SECURITY INTEREST

The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the applicable Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended or modified from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the applicable Security Documents, and will do, or cause to be done, all such acts and things as may be necessary or proper, or as may be required by the provisions of the applicable Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Parity Lien Debt Obligations, a valid and enforceable perfected second-priority security interest in and continuing Lien on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes and the holders of Parity Lien Debt Obligations, subject (in the case of priority only) to any Permitted Prior Liens.

SECTION 10.2

INTERCREDITOR AGREEMENT

This Article X of the Indenture and the provisions of each other Security Document are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

SECTION 10.3

ORDER OF APPLICATION

Subject to the terms of the Intercreditor Agreement, if any Collateral is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Agent in the Security Documents, the proceeds received by the Collateral Agent from such foreclosure, collection or other enforcement will be distributed by the Collateral Agent in the following order of application:

FIRST, to the payment of all amounts payable under this Indenture and the Security Documents on account of the Collateral Agent’s and the Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or the Trustee or any co-trustee or agent of the Collateral Agent or the Trustee in connection with any Security Document or the Indenture;

SECOND, to the Trustee for application to the payment of all outstanding Notes and all Obligations under this Indenture and the Security Documents that are then due and payable in such order as may be provided in the Indenture in an amount sufficient to pay in full in cash all outstanding Notes that are then due and payable (including all interest accrued thereon) after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in this Indenture, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding; and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

This Section 10.3 shall be subject to the seniority of any Permitted Priority Liens and any Permitted Priority Lien Debt Obligations and subject to the provisions of the Intercreditor Agreement.

In addition, this Section 10.3 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of Notes and the Collateral Agent as holder of Liens securing the Notes and the Guarantees.

In connection with the application of proceeds in accordance with this Section 10.3, except as otherwise directed by holders of a majority in aggregate principal amount of all Notes then outstanding, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds hereof.

SECTION 10.4

RELEASE OF LIENS ON COLLATERAL

Subject to the terms of the Intercreditor Agreement, if applicable, the Collateral Agent’s Liens on the Collateral will be released:

(a)                                  in whole, upon payment in full and discharge of all outstanding Notes; provided that the Company has delivered an Officer’s Certificate to the Collateral Agent certifying that the conditions described in this clause (a) have been met and that such release of the Collateral does not violate the terms of this Indenture or the Security Documents;

(b)                                 as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that is not prohibited by the terms of this Indenture, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that, the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.1 herein; provided, further, that the Collateral Agent’s Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition;

(c)                                  as provided under Section 5.1 of the Intercreditor Agreement, if applicable; and

(d)                                 as to any other release of the Collateral, if (x) consent to the release of all Liens on such Collateral has been given by the requisite percentage or number of Holders of Notes at the time outstanding as provided for in this Indenture and (B) the Company has delivered an Officer’s Certificate to the Collateral Agent certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of this Indenture or the Security Documents.

SECTION 10.5

RELEASE OF LIENS IN RESPECT OF NOTES

Subject to the terms of the Intercreditor Agreement, the Collateral Agent’s Liens upon the Collateral shall no longer secure the Notes and Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Note Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral shall terminate and be discharged:

(a)                                  upon satisfaction and discharge of this Indenture as set forth under Article VIII hereof;

(b)                                 upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article VIII hereof;

(c)                                  upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(d)                                 in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX hereof, and upon delivery of instructions and any other documentation, in each case as required by this Indenture and the Security Documents, in a form satisfactory to the Collateral Agent.

The Collateral Agent shall execute and deliver such documents and instruments prepared by the Company as the Company and the Guarantors may reasonably request to evidence such release without the consent of the Holders of the Notes.

SECTION 10.6

ADDITIONAL PARITY LIEN DEBT

The Company may incur additional Parity Lien Debt by issuing additional notes under one or more additional indentures, incurring additional Indebtedness under a credit facility or otherwise issuing or increasing a new series of Parity Lien Debt secured by Liens on the Collateral.  All additional Parity Lien Debt shall be pari passu in right of payment with the Notes, shall be guaranteed on a pari passu basis by each Guarantor and shall be secured equally and ratably with the Notes by Liens on the Collateral granted under the Security Documents or otherwise granted to the Collateral Agent or other representative with respect to such Parity Lien Debt for as long as the Notes and the Guarantees are secured by the Collateral, subject to this Indenture.  Additional Parity Lien Debt shall only be permitted to be incurred and secured by the Collateral if such Indebtedness and the related Liens are permitted to be incurred under Section 4.11 and Section 4.16 and if such Indebtedness is properly designated by the Company, in an Officers’ Certificate delivered to the Trustee and the Collateral Agent, as “Parity Lien Debt” in accordance with the definition of Parity Lien Debt.

SECTION 10.7

RELATIVE RIGHTS

Nothing in this Indenture will:

(a)                                  impair, as between the Company and the holders of the Notes, the obligation of the Company to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(b)                                 affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted Priority Lien Debt or Permitted Prior Liens);

(c)                                  restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by Article VI of the Intercreditor Agreement);

(d)                                 subject to any required approval, license or permit from a Gaming Authority, restrict or prevent any holder of Notes or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Article VI of the Intercreditor Agreement; or

(e)                                  subject to any required approval, license or permit from a Gaming Authority, restrict or prevent any holder of Notes or the Collateral Agent from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by Article VI of the Intercreditor Agreement.

SECTION 10.8

SENIOR RANKING OF PERMITTED PRIORITY LIEN DEBT

The Company and the Guarantors may incur Permitted Priority Lien Debt in an aggregate amount not to exceed the Permitted Priority Lien Debt Cap.

Notwithstanding: (1) anything contained in the Security Documents; (2) the time of incurrence of the Notes or Permitted Priority Lien Debt; (3) the order or method of attachment or perfection of any Liens securing the Notes or any Permitted Priority Lien Debt; (4) the time or order of filing or recording of financing statements on other documents filed or recorded to perfect the Notes or any Permitted Priority Lien Debt upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that the Notes or any Permitted Priority Lien Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all Liens securing the Note Obligations and the Guarantees at any time granted by the Company or any Guarantor will be subject and subordinate to all Permitted Priority Liens securing the Permitted Priority Lien Debt Obligations.

The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Permitted Priority Lien Debt Obligations, each present and future Permitted Priority Lien Debt Representatives and the Permitted Priority Lien Debt Collateral Agent as holder of Permitted Priority Lien Debt.  No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing the Notes as against the Permitted Priority Liens.  The Notes, nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than with respect to the Collateral or any proceeds thereof to the extent set forth in the Intercreditor Agreement), are not intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

SECTION 10.9

AMENDMENTS OF SECURITY DOCUMENTS

Subject to the terms of the Intercreditor Agreement, no amendment or supplement to the provisions of any Security Document shall be effective without the approval of the Collateral Agent acting as directed by the holders of a majority in aggregate principal amount of all Notes then outstanding, except that:

(a)                                  any amendment or supplement that has the effect solely of adding or maintaining Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Company or any other Guarantor party thereto and the Collateral Agent;

(b)                                 any amendment or supplement that has the effect solely of curing any ambiguity, defect or inconsistency or making any change that would provide any additional rights or benefits to the holders of Note Obligations or the Collateral Agent or that does not adversely affect the legal rights under the Indenture or any other Security Document of any holder of Note Obligations or the Collateral Agent, will, in each case, become effective when executed and delivered by the Company and any Guarantor party thereto and the Collateral Agent;

(c)                                  no amendment or supplement that reduces, impairs or adversely affects the right of any Holder of Notes:

(1)                                  to vote its outstanding Notes as to any matter described as subject to direction by the holders of a majority in aggregate principal amount of all Notes then outstanding,

(2)                                  to share in other order of application described under Section 10.3 in the proceeds of enforcement of or realization on any Collateral, or

(3)                                  to require that Liens securing Notes be released only as set forth under Section 10.5,

will become effective without the consent of the requisite percentage or number of holders of the Notes and in the case of clause (c)(3) above, the holders of Parity Lien Debt so affected under this Indenture and the Security Documents; and

(d)                                 no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in this Indenture.  Any amendment or supplement that results in the Collateral Agent’s Liens upon the Collateral no longer securing the Notes and the other Obligations under the Indenture may only be effected in accordance with Section 10.5 above.

Notwithstanding the foregoing, the Company may direct the Collateral Agent to amend, supplement or otherwise modify any Security Document; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes to the Security Documents, as in effect on the Issue Date, are not materially adverse to any holder of Note Obligations as certified by the Company in an Officers’ Certificate delivered to the Collateral Agent.

SECTION 10.10

FURTHER ASSURANCES; INSURANCE

(a)                                  The Company and each of the Guarantors will use commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Holders of Note Obligations, but to the extent any such security interest cannot be perfected by such date, the Company and the Guarantors shall have all security interests perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in any event shall do, or cause to be done, all such acts and things as may be necessary or proper to have all such security interests perfected no later than 30 days thereafter.  The Company and each of the Guarantors will deliver an Officers’ Certificate to the Trustee confirming that all of the security interests have been perfected, not later than 30 days after the Issue Date.

(b)                                 The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders of Notes, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, this Indenture and the Security Documents.

Upon the reasonable request of the Collateral Agent at any time and from time to time, the Company and each of the Guarantors (including any future Subsidiaries that become Guarantors in accordance with Article XI below) shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture for the benefit of the Holders of Notes.

(c)                                  The Company and the Guarantors shall:

(1)                                  keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)                                  maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)                                  maintain such other insurance as may be required by law; and

(4)                                  maintain such other insurance as may be required by the Security Documents.

(d)                                 The Collateral Agent shall be named as an additional insured and loss payee as its interests may appear, to the extent required by the Security Documents.  Upon the request of the Collateral Agent, the Company and the Guarantors shall furnish to the Collateral Agent full information as to their property and liability insurance carriers.

SECTION 10.11

COMPLIANCE WITH TRUST INDENTURE ACT

The Company shall comply with the provisions of TIA § 314.

To the extent applicable, the issuers will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the Company shall not be required to comply with all or any portion of TIA § 314(d) if the Company determines, in good faith, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to released Collateral.  The Company and the Guarantors may, subject to the provisions of this Indenture, among other things, without any release or consent by the Collateral Agent or any holder of Permitted Priority Lien Debt Obligations, conduct ordinary course activities with respect to the Collateral.

SECTION 10.12

COLLATERAL AGENT

Wilmington Trust FSB is appointed as Collateral Agent for the benefit of the holders of the Note Obligations and shall initially act as Collateral Agent under the Indenture and the Security Documents.

Subject to the terms of the Intercreditor Agreement, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the holders of Note Obligations and holders of Parity Lien Debt Obligations, all Liens on the Collateral.

Except as provided in the Indenture or the Security Documents, the Collateral Agent will not be obligated:

(1)                                  to act upon directions purported to be delivered to it by any Person;

(2)                                  to foreclose upon or otherwise enforce any Lien; or

(3)                                  to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

For the avoidance of doubt, all of the rights, protections and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Security Documents.

SECTION 10.13

REPLACEMENT OF COLLATERAL AGENT

The Collateral Agent may resign by so notifying the Company in writing.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Collateral Agent by so notifying the Company and the Collateral Agent in writing and may appoint a successor Collateral Agent with the Company’s consent.  The Company may remove the Collateral Agent if:

(a)                                  the Collateral Agent is adjudged bankrupt or insolvent;

(b)                                 a receiver, Custodian or other public officer takes charge of the Collateral Agent or its property; or

(c)                                  the Collateral Agent becomes incapable of acting.

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company.  Immediately after that and provided that all sums owing to the retiring Collateral Agent provided for in Section 7.7 have been paid, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the lien, if any, provided in Section 7.7, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. A successor Collateral Agent shall mail notice of its succession to each Holder.

If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Company’s cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Notwithstanding replacement of the Collateral Agent pursuant to this Section 10.13, the Company’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Collateral Agent.

ARTICLE XI

GUARANTEE

SECTION 11.1

GUARANTEE

(a)                                  Each of the Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee, on a senior secured basis (the “Guarantee”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid in full when due, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

The Company shall cause each Subsidiary that is formed or acquired after the date hereof and each subsidiary that becomes a Subsidiary after the date hereof, in each case, concurrently upon becoming a Subsidiary, to become a Guarantor hereunder and execute and deliver to the Trustee a supplemental indenture as provided pursuant to the terms of this Indenture.

The Company shall cause each Subsidiary that ceases to be an Immaterial Subsidiary after the date hereof, upon ceasing to be an Immaterial Subsidiary, to become a Guarantor hereunder and execute and deliver to the Trustee a supplemental indenture as provided pursuant to the terms of this Indenture.

Notwithstanding anything herein to the contrary, if any of the Company’s Subsidiaries that is not a Guarantor guarantees any of the Company’s other Indebtedness or any other Indebtedness of any Guarantor, or the Company or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of such Subsidiary to a United States lender to secure Indebtedness of the Company or Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor in accordance with the terms hereof.

(b)                                 Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

(d)                                 It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law.  Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination ‘both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, “fair consideration”, “insolvency”, “unable to pay its debts as they mature”, “unreasonably small capital” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

SECTION 11.2

EXECUTION AND DELIVERY OF GUARANTEE

Each Guarantor shall, by virtue of such Guarantor’s execution and delivery of an indenture supplement pursuant to Section 11.1, be deemed to have signed on each Note issued hereunder the notation of guarantee set forth on the form of the Notes attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 11.1 on behalf of each Guarantor.  The notation of a guarantee set forth on any Note shall be null and void and of no further effect with respect to the guarantee of any Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

SECTION 11.3

CERTAIN BANKRUPTCY EVENTS

Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

SECTION 11.4

LIMITATION ON MERGER OF SUBSIDIARIES AND RELEASE OF GUARANTORS

No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture, (1) the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor’s obligations under such Guarantor’s Guarantee on the terms set forth herein and delivers to the Trustee an Opinion of Counsel that such supplemental indenture and guarantee have been duly authorized, executed and delivered and that each of such documents and the Indenture constitutes a legal, valid, binding and enforceable obligation of such Person, in each case subject to customary qualifications, and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of this Section 11.4 shall not apply to the merger of any Guarantors with and into each other or with or into the Company.

Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Guarantor (as an entirety) to a Person which is not, and is not required to become, a Guarantor, or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.14), such Guarantor will be deemed released from its Obligations under its Guarantee of the Notes and under the Registration Rights Agreement; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Company’s Indebtedness or any Indebtedness of any other of the Company’s Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Company’s Indebtedness or any Indebtedness of any of the Company’s Subsidiaries.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1

TIA CONTROLS

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 12.2

NOTICES

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made: (a) by personal delivery, (b) by facsimile (with confirmation of transmission), (c) by recognized overnight courier guaranteeing next day delivery or (d) by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to the Company or any Guarantor:

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 358

Chester, West Virginia 26034

Facsimile No.: (304) 387-2167

Attention: Chief Financial Officer

with a copy to:

Ruben & Aronson, LLP

4800 Montgomery Lane, Suite 150

Bethesda, Maryland 20814

Facsimile No.: (301) 951-9636

Attention: Robert L. Ruben

If to the Trustee:

Wilmington Trust FSB

591 Broadway, Suite 2-A

New York, NY 10012-3249

Facsimile No.: (212) 343-1079

Attention: Adam Berman

Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party.  Any notice or communication to any party shall be deemed to have been given or made as of (a) the date so delivered, if personally delivered; (b) when receipt is acknowledged, if sent by facsimile; (c) the next Business Day after timely delivery to a recognized overnight courier, if sent by such courier guaranteeing next day delivery; and (d) five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3

COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.4

CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

(1)                                  an Officers’ Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

(2)                                  an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

SECTION 12.5

STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

(4)                                  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.6

RULES BY TRUSTEE, PAYING AGENT, REGISTRAR

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.7

LEGAL HOLIDAYS

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.  If a payment date (including a Redemption Date) is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest (or Liquidated Damages, if any) shall accrue for the intervening period.

SECTION 12.8

GOVERNING LAW

THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE- 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.  EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

SECTION 12.9

NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10

NO RECOURSE AGAINST OTHERS

No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under this Indenture or the Notes solely by reason of his, her or its status as such stockholder, employee, officer or director; provided, that this Section 12.10 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11

SUCCESSORS

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12

DUPLICATE ORIGINALS

All parties may sign any number of copies or counterparts of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13

SEVERABILITY

In case anyone or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14

TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles, Sections and other subdivisions of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15

QUALIFICATION OF INDENTURE

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys’ fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counselor other documentation as, it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 12.16

REGISTRATION RIGHTS

Certain Holders of the Notes may be entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

MTR GAMING GROUP, INC. a Delaware corporation

By:	/s/ Robert F. Griffin
Name: Robert F. Griffin
Title: President and CEO

GUARANTORS:

MOUNTAINEER PARK, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: Treasurer

PRESQUE ISLE DOWNS, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: Chief Financial Officer

SCIOTO DOWNS, INC.

By:	/s/ John W. Bittner, Jr.

Name: John W. Bittner, Jr.
Title: Chief Financial Officer

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:	/s/ Adam Berman

Name: Adam Berman
Title: Vice President

EXHIBIT A

[FORM OF NOTE]

MTR GAMING GROUP, INC.

12.625% SENIOR SECURED NOTE

DUE 2014

CUSIP No.:
No.	$

MTR Gaming Group, Inc., a Delaware corporation (the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      dollars, on                 , 2014.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2010.

Interest Record Dates:  January 1 and July 1.

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[signature pages follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MTR GAMING GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

Dated:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Notes described in the Indenture hereinafter referred to.

WILMINGTON TRUST FSB

By:
Authorized Signatory

(Back of Note)

12.625% Senior Secured Notes due 2014

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

[THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR

(1)                                  To be included only on Global Notes.

THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.](2)

[Insert the Original Issue Discount Legend, pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  MTR Gaming Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 12.625% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below.  The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2010.  The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest on the Notes (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on July 1 or January 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained in the Borough of Manhattan, The City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(2)                                  To be included only on Transfer Restricted Notes.

3.                                       Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       Indenture.  The Company issued the Notes under an Indenture dated as of August 12, 2009 (the “Indenture”), by and among the Company, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

5.                                       Optional Redemption.

(a)                                  Except as set forth in clause (b) of this Section 5, the Company shall not have the right to redeem any Notes pursuant to this Section 5 prior to July 15, 2011.  The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after July 15, 2011, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

Year	Percentage
2011	106.313%
2012	103.156%
2013 and thereafter	100.000%

(b)                                 Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date, interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

If the Redemption Date is on or after an Interest Record Date and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Any redemption of Notes pursuant to this Section 5 shall be made in accordance with the provisions of Sections 3.1 through 3.7 of the Indenture.

6.                                       Mandatory Redemption.  The Company shall not be required to make mandatory redemption payments with respect to the Notes.  The Notes shall not have the benefit of any sinking fund.

7.                                       Regulatory Redemption.  Notwithstanding any provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a “Required Regulatory Redemption”) of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the Redemption Date, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, to the earlier of the Redemption Date or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the Redemption Price of each Note to be redeemed.

8.                                       Offers to Purchase.

(a)                                  Change of Control.  In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s Notes; provided, that the principal amount of such Notes must be $1,000 or in integral multiples thereof, on a date (the “Change of Control Purchase Date”) that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.  The Change of Control Offer will be made in accordance with Section 4.14 of the Indenture.

(b)                                 Asset Sale.  If the Company, any Guarantor or any Subsidiary of the Company or any Guarantor consummates any Asset Sales, when the Excess Proceeds equal or exceed $5,000,000, the Company shall offer to repurchase the Notes, together with any senior secured Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such senior secured Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”).  The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the “Asset Sale Offer Period”).  Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment).  To the extent that the aggregate amount of Notes and such other senior secured Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture and the Security Documents.  Following the consummation of each Asset Sale Offer, the Excess Proceeds amounts shall be reset to zero.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.                                 Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                                 Amendment, Supplement and Waiver.  Subject to certain exceptions set forth in Article IX of the Indenture, the Company, the Guarantors and the Trustee may amend, supplement or otherwise modify the Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to certain exceptions, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes and the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

12.                                 Defaults and Remedies.  The Indenture provides that each of the following constitutes an Event of Default:

(a)                                  the Company’s failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(b)                                 the Company’s failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(c)                                  the Company’s failure or the failure by any of Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.13 and 4.14, and Article V of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(d)                                 certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of the Guarantors;

(e)                                  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in any of the Company’s Indebtedness or the Indebtedness of any of the Guarantors or any of the Company’s Subsidiaries with an aggregate principal amount in excess of $10,000,000 (a) resulting from the failure to pay principal of or interest on such Indebtedness, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(f)                                    final unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company, any of the Guarantors or any of the Company’s Subsidiaries and not stayed, bonded or discharged within 60 days;

(g)                                 any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or is invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee;

(h)                                 the suspension or loss (excluding any voluntary termination of such rights in connection with a sale, lease or closure of a site (other than the Mountaineer Casino, Racetrack & Resort and Presque Isle Downs), provided that such sale, lease or closure was otherwise permitted by, and complied with the provisions of, the Indenture) of the Company’s or any of the Company’s Subsidiaries’ legal right to operate slot machines or to conduct other gaming operations (other than parimutuel wagering) and such suspension or loss continues for more than 90 consecutive days or for 120 days within any consecutive 180-day period; and

(i)                                     the occurrence of any of the following:

(1)                                  (i) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or is declared null and void, other than in accordance with the terms of the relevant Security Document, or (ii) it becomes unlawful for the Company or any Guarantor to perform any of the Note Obligations or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document (including as a result of assets not constituting Collateral by operation of clause (1) or clause (2) of the definition of Excluded Assets), in each case for any reason other than the failure of Collateral Agent or any other holder of Note Obligations to take any action within its control, or (iii) the Company or any Guarantor shall contest the validity or enforceability of the Indenture or any Security Document in writing or repudiate or rescind (or purport to repudiate or rescind) or deny in writing that it has any further liability under any provision of any Security Document to which the Company or it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(2)                                  except as permitted by the Indenture, any Permitted Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000 ceases to be enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

(3)                                  the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document.

13.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                                 No Recourse Against Others.  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes solely by reason of his, her or its status as such stockholder, employee, officer or director; provided, that this Section 14 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                                 Additional Rights of Holders of Transfer Restricted Notes.(3)  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

(3)                                  To be included only on Transfer Restricted Notes.

18.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

19.                                 Notation of Guarantee.  As more fully set forth in the Indenture, each of the Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee, on a senior secured basis (the “Guarantee”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid in full when due, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.  Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article X of the Indenture, is released from its Guarantee or whose Guarantee otherwise ceases to be applicable pursuant to the terms of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

20.                                 Governing Law.  THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Security Documents and/or the Registration Rights Agreement.  Requests may be made to:

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 358

Chester, West Virginia 26034

Attention:  Chief Financial Officer

Facsimile: (304) 387-2167

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

☐  Section 4.13                                                                     ☐  Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased):  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

(2)           Tax Identification No.:

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

GUARANTEE

The Guarantors listed below (hereinafter referred to as the “Guarantors,” which term includes any successors or assigns under the Indenture, dated the date hereof (the “Indenture”), among MTR Gaming Group, Inc., a Delaware corporation (the “Company”), Wilmington Trust FSB, as trustee (the “Trustee”), and any additional Guarantors, relating to the Company’s 12.625% Senior Secured Notes due 2014 (the “Notes”)), jointly and severally, irrevocably and unconditionally guarantee, in accordance with Article XI of the Indenture, that:  (i) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid in full when due, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (ii) all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.  The Guarantors also jointly and severally, irrevocably and unconditionally guarantee, the payment of any and all costs and expenses (including attorneys’ fees) incurred by the Trustee in enforcing any rights under this Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of any of the Guarantors, or any successor entity, shall have any personal liability in respect of the obligations of any Guarantors under this Guarantee or the Indenture solely by reason of his, her or its status as such stockholder, employee, officer or director; provided, that this provision shall in no way limit the obligation of any Guarantor pursuant to this Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and the Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE IS INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:

MOUNTAINEER PARK, INC.

By:
Name:
Title:

PRESQUE ISLE DOWNS, INC.

By:
Name:
Title:

SCIOTO DOWNS, INC.

By:
Name:
Title:

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 358

Chester, West Virginia 26034

Attention: Chief Financial Officer

Wilmington Trust FSB

591 Broadway, Suite 2-A

New York, NY 10012-3249

Facsimile No.: (212) 343-1079

Attention: Adam Berman

Re:                               12.625% Senior Secured Notes due 2014

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of August 12, 2009 (the “Indenture”), by and among MTR Gaming Group, Inc., as issuer (the “Company”), the Guarantors and Wilmington Trust FSB, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest[s] in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interest[s] (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and. each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2                                          ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐                                    Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                    Such Transfer is being effected to the Company or a subsidiary thereof; or

(c)                                  ☐                                    Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)                                 ☐                                    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐                                    Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon ‘consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note, or

(ii)                                  ☐                                    501 Global Note, or

(iii)                               ☐                                    Reg S Global Note; or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note, or

(ii)                                  ☐                                    501 Global Note, or

(iii)                               ☐                                    Reg S Global Note, or

(iv)                              ☐                                    Unrestricted Global Note; or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 358

Chester, West Virginia 26034

Attention: Chief Financial Officer

Wilmington Trust FSB

591 Broadway, Suite 2-A

New York, NY 10012-3249

Facsimile No.: (212) 343-1079

Attention: Adam Berman

Re:                               12.625% Senior Secured Notes due 2014

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of August 12, 2009 (the “Indenture”), by and among MTR Gaming Group, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest[s] in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interest[s] (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Note, ☐ Reg S Global Note, or ☐ Rule 50 I Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 358

Chester, West Virginia 26034

Attention: Chief Financial Officer

Wilmington Trust FSB

591 Broadway, Suite 2-A

New York, NY 10012-3249

Facsimile No.: (212) 343-1079

Attention: Adam Berman

Re:                               12.625% Senior Secured Notes due 2014

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of August 12, 2009 (the “Indenture”), by and among MTR Gaming Group, as issuer (the “Company”), the Guarantors, and Wilmington Trust FSB, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $  aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.                                       We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth below.

2.                                       We are an institutional “accredited investor” under the Securities Act within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“Rule 501”) or, if the Notes are to be purchased for one or more accounts (“investor accounts”) for which we are acting as fiduciary or agent, each such investor account is an institutional “accredited investor” on a like basis.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the Notes in the normal course of our business.  We and any investor accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time, including the risk of an entire loss of our or such investor account’s investment in the Notes.

3.                                       We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or any exemption from registration available under the Securities Act.

4.                                       We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Securities Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the date of original issue and the last date on which either of the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereof) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 that is acquiring the Notes for its own account, or for the account of such an institutional “accredited investor,” for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (e) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in each case in compliance with any applicable securities laws of any U.S. state or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to he made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 and that it is acquiring such Notes for investment· purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges· that the Company and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.  We further understand that any subsequent transfer by us of the Notes or beneficial interests in therein acquired by us must be effected through one of the Initial Purchasers.

5.                                       We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

6.                                       If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such investor account.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title: